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                                                                    Exhibit 23.2


                   CONSENT OF H. J. GRUY AND ASSOCIATES, INC.

     We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated February 4, 2003, prepared for Torch Energy Advisors Incorporated in the Torch Energy Royalty Trust Annual report on Form 10-K for the year ended December 31, 2002.

                                         H.J. GRUY AND ASSOCIATES, INC.
                                         Texas Registration Number F-000637


                                         By: /s/ Sylvia Castilleja
                                             ---------------------
                                             Sylvia Castilleja, P. E.
                                             Vice President

Houston, Texas
March 28, 2003